EXHIBIT 10.2


                                SYNTHETECH, INC.
                            STOCK OPTION GRANT NOTICE
                           2005 EQUITY INCENTIVE PLAN

         Synthetech, Inc. (the "Company") hereby grants to Participant an Option (the "Option") to purchase shares of the Company's Common Stock. The Option is subject to all the terms and conditions set forth in this Stock Option Grant Notice (this "Grant Notice") and in the Stock Option Agreement and the Company's 2005 Equity Incentive Plan (the "Plan"), which are attached to and incorporated into this Grant Notice in their entirety.

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PARTICIPANT:
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GRANT DATE:
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VESTING COMMENCEMENT DATE:
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NUMBER OF SHARES SUBJECT TO OPTION:
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EXERCISE PRICE (PER SHARE):           $
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OPTION EXPIRATION DATE:              _____________ (subject to earlier termination in accordance with the terms of the Plan and the Stock Option Agreement)
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TYPE OF OPTION:                      |_| Incentive Stock Option*   |_| Nonqualified Stock Option
------------------------------------ ------------------------------------------------------------
VESTING AND EXERCISABILITY SCHEDULE:
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

         ADDITIONAL TERMS/ACKNOWLEDGEMENT: By accepting this Option, the undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement, the Plan Summary and the Plan. Participant further acknowledges that as of the Grant Date, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Option and supersede all prior oral and written agreements on the subject.

SYNTHETECH, INC.

By:   _____________________________________________

Title:  ___________________________________________

Taxpayer ID:  84-0845771

ATTACHMENTS:
1.  Stock Option Agreement
2.  2005 Equity Incentive Plan
3.  Plan Summary

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         * See Sections 3 and 4 of the Stock Option Agreement.
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                                SYNTHETECH, INC.
                           2005 EQUITY INCENTIVE PLAN
                             STOCK OPTION AGREEMENT

         Pursuant to your Stock Option Grant Notice (the "Grant Notice") and this Stock Option Agreement, Synthetech, Inc. has granted you an Option under its 2005 Equity Incentive Plan (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice (the "Shares") at the exercise price indicated in your Grant Notice. Capitalized terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

         The details of the Option are as follows:

         1. VESTING AND EXERCISABILITY. Subject to the limitations contained herein, the Option will vest and become exercisable as provided in your Grant Notice, provided that vesting will cease upon a termination of your employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death or Disability ("Termination of Service") and the unvested portion of the Option will terminate.

         2. SECURITIES LAW COMPLIANCE. At the present time, the Company has an effective registration statement with respect to the Shares. The Company intends to maintain this registration but has no obligation to do so. Notwithstanding any other provision of this Agreement, in the event that such registration ceases to be effective, you will not be able to exercise the Option unless the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of the Option must also comply with other applicable laws and regulations governing the Option, and you may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

         3. INCENTIVE STOCK OPTION QUALIFICATION. If so designated in your Grant Notice, all or a portion of the Option is intended to qualify as an Incentive Stock Option under federal income tax law, but the Company does not represent or guarantee that the Option qualifies as such.

         If the Option has been designated as an Incentive Stock Option and the aggregate Fair Market Value (determined as of the grant date) of the shares of Common Stock subject to the portions of the Option and all other Incentive Stock Options you hold that first become exercisable during any calendar year exceeds $100,000, any excess portion will be treated as a Nonqualified Stock Option, unless the Internal Revenue Service changes the rules and regulations governing the $100,000 limit for Incentive Stock Options. A portion of the Option may be treated as a Nonqualified Stock Option if certain events cause exercisability of the Option to accelerate.

         4. NOTICE OF DISQUALIFYING DISPOSITION. To the extent the Option has been









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designated as an Incentive Stock Option, to obtain certain tax benefits afforded to Incentive Stock Options, you must hold the Shares issued upon the exercise of the Option for two years after the Grant Date and one year after the date of exercise. You may be subject to the alternative minimum tax at the time of exercise. You should obtain tax advice when exercising the Option and prior to the disposition of the Shares. By accepting the Option, you agree to promptly notify the Company if you dispose of any of the Shares within one year from the date you exercise all or part of the Option or within two years from the Grant Date.

         5. METHOD OF EXERCISE. You may exercise the Option by giving written notice to the Company (or a brokerage firm designated or approved by the Company as specified below), in form and substance satisfactory to the Company, which will state your election to exercise the Option and the number of Shares for which you are exercising the Option. The written notice must be accompanied by full payment of the exercise price for the number of Shares you are purchasing. You may make this payment in any combination of the following: (a) cash, check or wire transfer; (b) tendering shares of Common Stock that have a Fair Market Value equal to the aggregate exercise price of the Shares being purchased and that you have owned for at least six months (or any shorter period necessary to avoid a charge to the Company earnings for financial reporting purposes); (c) so long as the Common Stock is registered under the Exchange Act, and to the extent permitted by law, delivery of an executed exercise notice and irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board, or (d) any other method permitted by the Committee.

         6. TREATMENT UPON TERMINATION OF SERVICE. The unvested portion of the Option will terminate automatically and without further notice immediately upon your Termination of Service. You may exercise the vested portion of the Option as follows:

                  (a) General Rule. You must exercise the vested portion of the Option on or before the earlier of (i) three months after your Termination of Service and (ii) the Option Expiration Date;

                  (b) Disability or Retirement. If your Termination of Service is due to Disability, you must exercise the vested portion of the Option on or before the earlier of (i) one year after your Termination of Service and (ii) the Option Expiration Date;

                  (c) Death. If your Termination of Service is due to your death, the vested portion of the Option must be exercised on or before the earlier of (i) one year after your Termination of Service and (ii) the Option Expiration Date. If you die after your Termination of Service but while the Option is still exercisable, the vested portion of the Option may be exercised until the earlier of (x) one year after the date of death and (y) the Option Expiration Date; and









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
                  (d) Cause. The vested portion of the Option will automatically expire at the time the Company first notifies you of your Termination of Service for Cause, unless the Committee determines otherwise. If your employment or service relationship is suspending pending an investigation of whether you will be terminated for Cause, all your rights under the Option likewise will be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after your Termination of Service, any Option you then hold may be immediately terminated by the Committee in its sole discretion.

         The Option must be exercised within three months after your Termination of Service for reasons other than death or Disability and one year after your Termination of Service due to Disability to qualify for the beneficial tax treatment afforded Incentive Stock Options.

         IT IS YOUR RESPONSIBILITY TO BE AWARE OF THE DATE THE OPTION
TERMINATES.

         7. LIMITED TRANSFERABILITY. During your lifetime only you can exercise the Option. The Option is not transferable except by will or by the applicable laws of descent and distribution. The Plan provides for exercise of the Option by a beneficiary designated on a Company-approved form or the personal representative of your estate. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Internal Revenue Code of 1986, the Committee, in its sole discretion, may permit you to assign or transfer the Option, subject to such terms and conditions as specified by the Committee.

         8. WITHHOLDING TAXES. As a condition to the exercise of any portion of the Option, you must make such arrangements as the Company may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise.

         9. OPTION NOT AN EMPLOYMENT OR SERVICE CONTRACT. Nothing in the Plan or any Award granted under the Plan will be deemed to constitute an employment contract or confer or be deemed to confer any right for you to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate your employment or other relationship at any time, with or without Cause.

         10. NO RIGHT TO DAMAGES. You will have no right to bring a claim or to receive damages if you are required to exercise the vested portion of the Option within three months (one year in the case of Disability or death) of your Termination of Service or if any portion of the Option is cancelled or expires unexercised. The loss of existing or potential profit in an Award will not constitute an element of damages in the event of your Termination of Service for any reason even if the termination is in violation of an obligation of the Company or a Related Company to you.

         11. BINDING EFFECT. This Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.







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